UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2014

The ExOne Company

(Exact name of registrant as specified in its charter)

Delaware	001-35806	46-1684608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

127 Industry Boulevard North Huntingdon, Pennsylvania	15642
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (724) 863-9663

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2014, The ExOne Company (the “Company”) announced that Hans J. Sack will join the Company as a member of its Board of Directors. Mr. Sack will also be appointed as the Chairman of the Company’s newly created Strategic Oversight Committee. Mr. Sack is an independent director under the NASDAQ Stock Market Rules.

Mr. Sack, age 60, has been a Managing Director of HEADWATERS | SC, a private consulting firm, since 2013. In that position, Mr. Sack works on client engagements on matters relating to business growth strategy development and implementation, operational improvement initiatives, and acquisition and consolidation strategies and related due diligence. Prior to joining Headwaters, from 2010 to 2012, Mr. Sack served as President and CEO of Berg Steel Pipe Corp., the US subsidiary of Europipe GmbH, a global leader in large diameter pipe for oil and gas pipelines. Mr. Sack served as President & CEO of Latrobe Specialty Steel Company, a producer of aerospace metals and tool steels owned by private equity firms, from 2006 to 2009. From 1990 to 2006, Mr. Sack worked for The Timken Company‘s (NYSE: TKR) steel business, which is now known as TimkenSteel Corporation (NYSE: TMST), beginning in 1990 as a senior steel business specialist, serving in subsequent positions in the Steel Group as manager–small bar mill, project manager–parts strategy, general manager–precision steel components, and vice president–manufacturing–steel and becoming President & CEO of Timken Latrobe Steel in 1996 and becoming an officer of The Timken Company in 1998. Mr. Sack received a master’s degree in mechanical engineering from RWTH Aachen, Germany, and a master’s degree in business administration from the Harvard University Graduate School of Business Administration. Mr. Sack is a member of the Board of Directors of Saint Vincent College and its McKenna School of Business, Economics and Government.

Mr. Sack brings considerable leadership experience in steel operations and steel mill equipment, as well as automotive component and equipment manufacturing and will bring a strong base of experience and knowledge on operational, commercial, geographic and strategic matters to the Board.

In connection with his appointment as a non-employee director, Mr. Sack will be eligible to receive cash compensation paid to non-employee directors from time to time and will also be eligible to participate in any cash or equity bonus or incentive plans of the Company in which other non-employee directors of the Company participate.

Mr. Sack also has a consulting arrangement with ExOne to review and provide advice on strategic matters. This arrangement began on December 1, 2014 and will continue for 90 days from that date. Mr. Sack will receive a total of $75,000 as compensation for this consulting arrangement.

On December 17, 2014, the Company issued a press release announcing the addition of Mr. Sack as a member of the Company’s Board of Directors,. A copy of the press releases is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On December 17, 2014, the Company issued a press release announcing the addition of Mr. Sack as a member of the Company’s Board of Directors. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description

99.1	Press Release dated December 17, 2014, announcing the addition of Mr. Sack as a member of the Company’s Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE EXONE COMPANY

By:	/s/ Brian W. Smith
Brian W. Smith
Chief Financial Officer

Dated: December 17, 2014

Exhibit Index

Number	Exhibit

99.1	Press Release dated December 17, 2014, announcing the addition of Mr. Sack as a member of the Company’s Board of Directors.